Filed pursuant to Rule 424(b)(3)
Registration No. 333-254832

PROSPECTUS SUPPLEMENT NO. 7

(to Prospectus dated May 27, 2021)

Velodyne Lidar, Inc.

4,483,728 Shares of Common Stock Underlying Warrants

130,447,513 Shares of Common Stock

1,278,502 Warrants to Purchase Shares of Common Stock

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated May 27, 2021 (the “Prospectus”), related to (i) the issuance by us of up to an aggregate of 4,108,728 shares of common stock that are issuable upon the exercise of our publicly-traded warrants (the “Public Warrants”) and up to 375,000 shares of common stock issuable upon exercise of our working capital warrants (the “Working Capital Warrants” and, together with the Public Warrants, the “Warrants”), (ii) the resale of up to 778,502 Public Warrants and 500,000 Working Capital Warrants held by certain holders named in this prospectus (the “Selling Warrantholders”), (iii) the resale of up to 200,000 shares of common stock (the “PIPE Shares”) that currently are owned by certain selling stockholders that entered into subscription agreements with Graf Industrial Corp (“Graf”) (such selling stockholders, the “PIPE Investors”), pursuant to which Graf agreed to issue and sell the PIPE Shares to the PIPE Investors in a private placement and (iv) the resale of up to 130,247,513 shares of common stock by certain selling stockholders named in the Prospectus, including Founder Shares (as defined in the Prospectus), with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 1, 2021 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

This prospectus supplement updates and supplements certain information in the Prospectus as set forth below and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock and warrants are traded on the Nasdaq Global Select Market under the symbols “VLDR” and “VLDRW”, respectively. On November 30, 2021, the closing price of our common stock was $5.52 and the closing price of our Public Warrants was $1.27.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 9 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued or sold under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 1, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

VELODYNE LIDAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenue San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

(669) 275-2251

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

A copy of a slide presentation that the Company intends to post on the investor relations section of its website is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in this Item 7.01, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, as amended, or otherwise subject to the liabilities of that Section. The information in this current report shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, whether filed before or after the date hereof regardless of any general incorporation language in any such filing, unless the registrant expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein. This Current Report shall not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.

          Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE LIDAR, INC.

DATE: December 1, 2021	By:	/s/ Andrew Hamer
Adnrew Hamer
Chief Financial Officer

Exhibit 99.1 THIRD QUARTER 2021 INVESTOR PRESENTATION November 4, 2021 T M E N V I S I O N T H E F U T U R E V E L O D Y N E L I D A R . C O M | 1

S A F E H A R B O R This presentation contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning, business strategy and plans, potential contract opportunities, planned products and services, growth opportunities, market demand and technological developments. These forward-looking statements are based on information available to us as of the date of this presentation and are based on our management’s current views and assumptions. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: the impact on our operations and financial condition from the effects of the current COVID-19 pandemic; the impact of the COVID-19 pandemic on our customers and suppliers; our ability to execute our business plan; the timing of revenue from existing customers, including uncertainties related to the ability of our customers to commercialize their products and the ultimate market acceptance of these products; uncertainties related to our estimates of the size of the markets for our products and future revenue opportunities; the rate and degree of market acceptance of our products; the success of other competing lidar and sensor-related products and services that exist or may become available; our ability to identify and integrate acquisitions; rising costs adversely affecting our profitability; uncertainties related to our current litigation and potential litigation involving us or our predecessors or the validity or enforceability of our intellectual property; our ability to partner with and rely on third party manufacturers; general economic and market conditions impacting demand for our products and services; and changes in applicable laws or regulations. We operate in a very competitive and rapidly changing environment and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements. Additional information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this presentation can be found in our filings with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q and current reports on Form 8-K. The forward-looking statements included in this presentation relate only to events as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. This presentation includes information concerning economic conditions, our industry, our markets and our competitive position that is based on a variety of sources, including information from independent industry analysts and publications, as well as our own estimates and research. Our estimates are derived from publicly available information released by third party sources, as well as data from its internal research, and are based on such data and our knowledge of our industry, which we believe to be reasonable. The independent industry publications used in this presentation were not prepared on our behalf. While we are not aware of any misstatements regarding any information in this presentation, forecasts, assumptions, expectations, beliefs, estimates and projections involve risk and uncertainties and are subject to change based on various factors. In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, and Adjusted EBITDA are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation and related employer payroll taxes, litigation settlements, amortization of acquisition-related intangibles assets, restructuring, and discrete tax items. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are used in this press release. The impact of these items in future periods is uncertain and depends on various factors. Accordingly, a reconciliation for forward-looking non-GAAP operating income is not available without unreasonable effort. The financial results contained herein as of September 30, 2021 and for the three months ended September 30, 2021 and September 30, 2020 are unaudited. These numbers are derived from our unaudited interim consolidated financial statements. The unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, that are necessary for the fair presentation of our unaudited interim consolidated financial statements. Our historical results are not necessarily indicative of the results that may be expected in the future, and our interim results are not necessarily indicative of the results that may be expected for the full fiscal year. V E L O D Y N E L I D A R . C O M | 2

INVESTMENT HIGHLIGHTS

Velodyne Lidar

Market Leader	• First mover with highest market share[1] • 300+ customers across auto and non-auto markets • ~62,000 units shipped to date[2] • $715M+ cumulative revenue[3]
Trends	• Our auto and trucking customers are adopting lidar in commercial ADAS systems to improve safety • Rollout of contactless last-mile delivery solutions accelerating due to COVID-19 pandemic • Multiple non-automotive industries starting to use lidar, driven by lower ASPs
Competitive Moats	• Entrenched customer relationships with high switching costs • Multiple production agreements across many automotive, delivery and security customers • Extensive patent portfolio with demonstrated defensibility • Broad product portfolio in rotational and solid state lidar, not relying on just one product or technology • Proven low-cost manufacturing at scale, including automotive grade
Visible Profitable Growth	• Tracking 220 potential projects across 25+ industries, representing a 13% increase over 194 projects at the end of 2020 • Increased number of multi-year agreements to a total of 35 • 2020 revenue $95.4M
Upside Potential	• Steepened customer demand across different applications across multiple industries • Continuing to build the broadest product portfolio to meet the needs of a diverse range of industries • Significantly expanding customer pipeline demonstrates inflection point in market

[1] *Based on management estimate*
[2] *From Inception, as of Sep 30, 2021*
[3] *From Inception, as of Sep 30, 2021*
[4] *See appendix for reconciliation of GAAP to Non-GAAP measures.*

VELODYNELIDAR.COM | 3

BUSINESS UPDATES

Velodyne Lidar

- Appointed Dr. Ted Tewksbury as CEO as of November 10, 2021
- Dr. Tewksbury's five-point plan for the company is:
  - Achieve operational excellence, world-class quality and customer satisfaction
  - Prioritize engineering investments to balance near-term revenue (industrial and robotics) with longer-term growth opportunities (automotive / ADAS)
  - Develop a hardware roadmap that enables the industry's highest performance lidar at the lowest cost
  - Define a software strategy to deliver easy-to-use, intelligent perception solutions
  - Ensure that we have the people, processes and culture in place to achieve the other four priorities.
- Total sensors shipped in Q3 2021 exceeded 4,400, including 630 solid state sensors
- 24% of sensors sold to customers with multi-year agreements
- As of 11/1/21, the total number of multi-year agreements and projects in pipeline increased to 35 and 220, respectively
- Announced customer agreements and deepened partnerships with the following:
  - Renu Robotics
  - AGM
  - TOPODRONE
  - UC Irvine
- Appointed Virginia Boulet to Velodyne Lidar's Board of Directors as of November 4, 2021

VELODYNELIDAR.COM | 4

BROAD PORTFOLIO ADRESSES SAFETY NEEDS FOR DIVERSE APPLICATIONS

Velodyne Lidar

DELIVERY | MOVING GOODS

Includes touchless delivery, B2B transport, railways, and robotic delivery




Walmart.com
Self Driving Vehicle
Gatik

AUTOMOTIVE | MOVING PEOPLE

Includes ADAS, levels 1-5 AV, and robotaxis




APTIV

SMART CITY & SECURITY

Includes intelligent intersections, advanced people monitoring, parking & traffic management, and drones

WE ARE THE TRUSTED FIRST MOVER WITH THE GREATEST MARKET SHARE

Velodyne Lidar

2005
Invented Real-Time 3D Lidar



2007
Began World's First Commercial Production of Real-Time 3D Lidar



TODAY
Leading Lidar Technology



HIGHLIGHTS

- Market leader for 13+ years
- Broad product portfolio
- Cumulative sales of over $715 million[1]
- 300+ customers, including major OEMs and leading Tech companies
- Global sales and mass scale manufacturing
- 25+ market segments outside automotive

[1] As of September 30, 2021

VELODYNELIDAR.COM | 6

VELODYNE IS *THE* LEADING LIDAR PROVIDER

Velodyne Lidar

~$95M	35[1]	300+[2]	71 / 250[3]	62,000+[3]
2020 Revenue	Signed / Awarded Multi-Year Agreements	Customers	Granted / Pending Patents	Units Shipped



Strategic investment from Hyundai Mobis
Intelligent Infrastructure Solution
Vella Development Kit
Nikon
HYUNDAI MOBIS
VDK
Strategic investment from Nikon
Manufacturing agreement with Nikon
HDL-64E
First real-time, 3D lidar
Puck Family
First 200m
Less than 1kg
Velarray
Consumer ADAS
Alpha Prime
300m, high resolution
Velabit
Price-sensitive applications
Velarray H800 & Velarray M1600
ADAS and robotics
Next-Gen Velabit
Small form factor, cost effective
2005 - 2018
2019
2020
2021

[1]Contracts represent agreed upon terms and conditions but do not include firm commitment purchase orders. Actual sales may differ materially from projected volume.
[2]Represents the number of unique customers including distributors that purchased smart vision solutions from us in 2018, 2019 and 2020.
[3]As of Nov 4, 2021.

VELODYNELIDAR.COM | 7

VELODYNE LIDAR PRODUCT ROADMAP

Velodyne Lidar

Tireless Innovation to Bring New Technologies and Products

Broad Product Portfolio


HDL-32E


Puck™ Series


Ultra Puck™


Alpha-64™


Alpha Prime™


Velarray™ H800


Velarray™ M1600


Next-Gen Velabit™

Vella™


VDK
VDK

Intelligent Infrastructure Solution


Architectures	Surround View Hybrid Solid State	Solid State Directional	Software Solutions

Key Technologies	Embedded Signal Processing Software	Proprietary Calibration and Manufacturing	Micro-Lidar Array Technology	Custom ASICs	IP Portfolio

FULL RANGE OF FORM FACTORS | SUPERIOR PERCEPTION | LOW POWER CONSUMPTION | DURABILITY

Sensors Are Ruggedized and Leverage Tightly Integrated Hardware and Software Solutions

PAST INVESTMENTS DRIVE GROSS MARGIN EXPANSION AT SCALE

Velodyne Lidar

TECHNOLOGY MINIATURIZATION

Micro-lidar arrays and custom ASICs enable mass production at lower unit cost



PROPRIETARY MANUFACTURING IP

Fully automated wafer-scale lidar manufacturing processes



MANUFACTURING PARTNERSHIPS

Partnerships add capacity and opportunity for higher margins

Nikon

(TSE: 7731)

fabrinet

(NYSE: FN)

OVERSEAS PRODUCTION

Established low cost production in Thailand

Puck



Completed Transition

Velarray



Transitioning 2021

VELODYNELIDAR.COM | 9

HIGHLY DIVERSIFIED PROJECTS ACROSS INDUSTRIES

Velodyne Lidar

220 Projects Could Potentially Yield a Total of **~7.5M** Units Shipped by 2025

NUMBER OF PROJECTS	
Advanced Driver Assistance Systems (ADAS)	54
Autonomous Vehicles (AV)	36
Delivery	21
Mapping	23
Robotics & Industrial	72
Smart City	14
TOTAL	220

Stages of projects shown in the above table vary from signed / awarded phase to pre-RFI phase



Smart City
Robotics & Industrial
Mapping
Delivery
AV
ADAS
2020
2021
2022
2023
2024
2025

(Chart represents sensor units)

Note: The chart above reflects a visual representation of how Velodyne believes the market is developing based on multi-year commercial demands that Velodyne currently sees from customers and is not indicative of projected revenue or unit shipment. Signed and awarded contracts represent agreed terms and conditions of supply, but do not reflect firm orders unless and until purchase orders are received. To date, shipments under and revenue from these signed contracts have not been material. Based on data as of Nov 1, 2021.

VELODYNELIDAR.COM | 10

DEMAND CURVE REFLECTS A GROWING MARKET OPPORTUNITY

Velodyne Lidar

Velodyne is currently in the process of negotiating RFIs, RFQs, and long-term contracts with many customers. The below pipeline only reflects identified projects as of Nov 1, 2021.

SIGNED & AWARDED PROGRESSION

JANUARY 2019 **1** → JANUARY 2020 **3** → October 2021 **35**

220 PROJECTS IN FUNNEL

NUMBER OF CURRENT CONTRACTS / PIPELINE	
Signed / Awarded	35
Additional Pipeline	185
TOTAL	220


Chart represents sensor units
Signed / Awarded
RFQ
RFI
Pre-RFI
2020
2021
2022
2023
2024
2025

Note: The chart above reflects a visual representation of how we believe the market is developing based on multi-year commercial demands that we currently see from customers and is not indicative of projected revenue or unit shipment. Signed and awarded contracts represent agreed terms and conditions of supply, but do not reflect firm orders unless and until purchase orders are received. To date, shipments under and revenue from these signed contracts have not been material. Based on data as of Nov 1, 2021. Additional Pipeline includes RFQ, RFI, and Pre-RFI projects. Pre-RFI projects are defined as i) a particular sensor and/or sensor set for a project has been identified, ii) the goal for a particular project has been identified, iii) pricing and the future ASP have been discussed, iv) an approximate volume growth over the next 2-5 years has been discussed and identified and v) multiple meetings have taken place regarding the project with several technical discussion. There can be no assurance that any pre-RFI projects will result in significant future unit sales within any specific time frame, if at all.

VELODYNELIDAR.COM | 11

VELODYNE'S COMPETITIVE MOATS

Velodyne Lidar


1
Entrenched Customer Relationships
2
Driving ASP Reductions
3
Defendable IP Portfolio
4
Diverse Product Portfolio
5
Access to Capital
Velodyne Lidar

1. **Entrenched Customer Relationships:** High switching cost as customers spend years and millions of dollars developing and validating solutions around Velodyne's technology, including system design and software development
2. **Driving ASP Reductions:** Automated manufacturing techniques, deployed at high-quality manufacturing partners, drive down costs and expand our TAM at high margins and scale
3. **Defendable IP Portfolio:** Technology, products and manufacturing methods protected by comprehensive global patent portfolio
4. **Diverse Product Portfolio:** One-stop source for all machine vision needs across broad end-market applications
5. **Access to Capital:** Public currency and well-capitalized balance sheet enable us to drive selective industry consolidation and further differentiate us from competitors

VELODYNELIDAR.COM | 12

HOW OUR AGREEMENTS TYPICALLY WORK

Velodyne Lidar


PRE-RFI
RFI
RFQ
CONTRACT
Discovery
System Specification
Initial Testing
Software Development and Validation
Hardware System Validation
Production (Recurring)
1-6 months
3-6 months
Up to 12 months
Up to 12 months
Contract Awarded / Signed
Purchase Order for Year 1
Year 1
Year 2
Year 3
Year 4
Year 5

- Customers typically buy products on a spot basis for several years during pre-contract process
- Customers forecast purchase volume for each contract year, with contracted ASPs for indicated volume
- Contracted ASPs drop as volumes increase
- Binding purchase order for Year 1 confirmed upon signing contract
- Non-recurring engineering (NRE) revenues may be generated in Year 1 of contracts
- Purchase orders for subsequent years typically to be confirmed by September, providing solid visibility on production volume and revenues more than a year forward
- Velodyne can typically renegotiate pricing upward, at its discretion, if projected volume for any year drops more than 20% below forecast

VELODYNELIDAR.COM | 13

BARRIERS TO ENTRY: ROBUST DURABILITY OF INSTALLED CUSTOMER BASE

Velodyne Lidar

Why We Have a Sticky Customer Base

A. Technology differentiation

B. Lengthy and rigorous validation process

C. Long-term contracted volume arrangements

D. High switching costs

Our Commitment in Platform Development Drives Customer Loyalty



CONTRACT JOURNEY
We Entrench Ourselves Into the Customer Ecosystem
Discovery
1-6 months
System Specification
3-6 months
Initial Testing
Up to 12 months
Software Development & Validation
Hardware System Validation
Up to 12 months
Production (Recurring)
Request for Information (RFI)
Request for Quotation (RFQ)
Production Contract

VELODYNELIDAR.COM | 14

SUMMARY OF MARKET POSITION Our Low-Cost Production Drives ASP Reduction and TAM Expansion Across Industries and Product Portfolio PIPELINE / SCALE COMMERCIALIZATION PORTFOLIO 3 1 2 MODEL BUILD 4 Scale Unmatched Breadth of • Bottom-up approach 35 ~62.0K Units Portfolio for All Applications Agreements • 220 active ShipS pea d m Sinp cel Ie nc eption opportunities across Text end markets ~$95M ~4.4K Units Shipped in Q3 2021 2020 Revenue PERFORMANCE / SCALABILITY SOFTWARE 5 6 7 READINESS • Velarray product line is automotive • Multi-sourced supply chain and • >20% of 2024E revenue grade outsourced production forecast from software • Mature and proven technologies in • Design-for-manufacturing • Forecasted software revenue production today process and know-how based on direct feedback • Optimal combination of price and developed over a decade of from OEMs using Velarray performance manufacturing experience hardware • Range of products applicable to • Very low cost silicon receivers diversified end-markets and and 905nm laser performance requirements V E L O D Y N E L I D A R . C O M | 1 5

REPRESENTATIVE CUSTOMERS Automotive OEMs and Non-Automotive AUTOMOTIVE | MOVING PEOPLE Auto System Integrator Last Mile Delivery Tier 1 Suppliers Markets V E L O D Y N E L I D A R . C O M | 1 6

FINANCIAL SUMMARY V E L O D Y N E L I D A R . C O M | 1 7

FINANCIAL HIGHLIGHTS: THIRD QUARTER 2021 4,400 sensors shipped; Shipped 62K sensors from inception $13.1M 4,400 +1 Revenue 1 Profile Revenue Sensors Contracts Enabling new applications Shipped 35 active multi-year 1 agreements vs. 26 at the Improving end of 2020 (32.1%) $37.6M $325M Profitability and Non-GAAP Non-GAAP Cash on 2 Strong Gross Margin Operating Balance Improving margins with 2 Liquidity Loss Sheet transition to new overseas manufacturing 1 As of November 1, 2021 2 Represents calculations based on Non-GAAP metrics. See appendix for reconciliation of GAAP to Non-GAAP measures V E L O D Y N E L I D A R . C O M | 1 8

TARGET BUSINESS MODEL Product (Sensor) Gross Margin Mid-to-High 40%s Gross Margin Mid-to-High 50%s R&D as Percentage of Revenue 20% Sales as Percentage of Revenue 10% G&A as a Percentage of Revenue 7% Adjusted EBITDA Margin 20+% Free Cash Flow 15% The target gross margin and EBITDA margin are on a non-GAAP basis. V E L O D Y N E L I D A R . C O M | 1 9

T H A N K Y O U V E L O D Y N E L I D A R . C O M | 2 0

Velodyne Lidar

STRONG & EXPERIENCED LEADERSHIP TEAM



Dr. Ted Tewksbury
Chief Executive Officer

Eta Compute · Entropic · Energy Focus



Jim Barnhart
Chief Operations Officer

nanometrics · Applied Materials · Cymer · Johnson & Johnson



Sally Frykman
Chief Marketing Officer

Velodyne Lidar · San Leandro Unified School District



Kathy McBeath
Chief People Officer

nevro · Corsair · Intuitive · hp



Drew Hamer
Chief Financial Officer

Anomali · ON24 · Keynote



Matt Rekow
Chief Technology Officer

mks | ESI · Fluke



Sinclair Vass
Chief Commercial Officer

Focuslight · VIAVI · New Focus · Alcatel-Lucent

VELODYNELIDAR.COM | 21

APPENDIX | FINANCIAL V E L O D Y N E L I D A R . C O M | 2 2

GAAP TO NON-GAAP GROSS PROFIT RECONCILIATION GROSS PROFIT ($ in millions) Q3 2020 Q3 2021 GAAP Gross Profit $15.0 ($4.7) Stock-Based Compensation – $0.5 Non-GAAP Gross Profit $15.0 ($4.2) Margin % 46.6% (31.8%) V E L O D Y N E L I D A R . C O M | 2 3

GAAP TO NON-GAAP OPERATING LOSS RECONCILIATION OPERATING LOSS ($ in millions) Q3 2020 Q3 2021 GAAP Operating Loss ($2.7) ($54.8) Stock-Based Compensation $0.1 $16.8 Write-off of deferred IPO costs $3.5 – Gain from sale of held–for-sale assets ($7.5) – Amortization of Acquisition-Related $0.1 $0.1 Intangible Assets Legal Settlement – $0.3 Non-GAAP Operating Loss ($6.5) ($37.6) V E L O D Y N E L I D A R . C O M | 2 4

GAAP TO NON-GAAP OPERATING EXPENSE RECONCILIATION RESEARCH & DEVELOPMENT ($ in millions) Q3 2020 Q3 2021 GAAP Research & Development $10.5 $20.2 Operating Expense Stock-Based Compensation – ($2.8) Amortization of Acquisition-Related ($0.1) ($0.1) Intangible Assets Non-GAAP Research & Development $10.4 $17.3 Operating Expense V E L O D Y N E L I D A R . C O M | 2 5

GAAP TO NON-GAAP OPERATING EXPENSE RECONCILIATION SALES & MARKETING ($ in millions) Q3 2020 Q3 2021 GAAP Sales and Marketing Operating $4.1 $6.5 Expense Stock-Based Compensation – ($1.2) Non-GAAP Sales and Marketing $4.1 $5.3 Operating Expense V E L O D Y N E L I D A R . C O M | 2 6

GAAP TO NON-GAAP OPERATING EXPENSE RECONCILIATION GENERAL & ADMINISTRATIVE ($ in millions) Q3 2020 Q3 2021 GAAP General & Administrative Operating $10.6 $23.3 Expense ($3.5) Write-off of deferred IPO costs – Legal Settlement – ($0.3) Stock-Based Compensation ($0.1) ($12.2) Non-GAAP General & Administrative $7.0 $10.8 Operating Expense V E L O D Y N E L I D A R . C O M | 2 7

APPENDIX | TECHNOLOGY V E L O D Y N E L I D A R . C O M | 2 8

LIDAR TECHNOLOGY READINESS

Velodyne Lidar


R&D
Automotive Productization Now
Coherent Lidar (FMCW)
Optical Phased Arrays
Low Potential
Flash Lidar
Commoditized
PERFORMANCE = RANGE X RESOLUTION X FIELD OF VIEW
SCALABILITY[1]

(1) Scalability represents our interpretation of the industry based on our many years of experience designing lidar and based on publicly available information.

VELODYNELIDAR.COM | 29

VELODYNE LIDAR APPLICATIONS Architecture Drones/ Smart ADAS AV Delivery Industrial Mapping Robotics Security Trucking Innovations UAV City Surround View X X X HDL Surround View Pucks, Ultra X X X X X X X X X Puck, Alpha Prime Solid State X X X X X X X X Velarrays Solid State X X X X X X 2005 - 2016 Velabit V E L O D Y N E L I D A R . C O M | 3 0

VELODYNE DELIVERS SUPERIOR COMBINATION OF REQUIREMENTS FOR AV/ADAS

Velodyne Lidar

- These requirements combined are needed to effectively meet the needs of AV/ADAS customers
- To achieve scalability for the automotive market, global partnerships and miniaturized processes are necessary, which Velodyne delivers



Power Efficiency
VLDR VELARRAY H3200
Cost for Performance
Overall Resolution
AEVA AERIES
LUMINAR IRIS
VLDR ALPHA PRIME
INNOVIZ TWO
Manufacturing Scalability
Field of View
Detection Range

Sources: Publicly available investor presentations as of May 2021, S-1 filings, data sheets, BusinessWire and Venture Beat.

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VELODYNE OUTPERFORMS COMPETITORS FOR ROBOTICS & LAST MILE DELIVERY WITH COMBINED KEY SPECIFICATIONS

Velodyne Lidar

- Meets the needs of robotics & last-mile delivery customers with combined critical specifications
- Velodyne is already in scaled production of select sensors to meet mass manufacturing demands



Power Efficiency
Overall Resolution
Field of View
Detection Range
Manufacturing Scalability
Cost for Performance
VLDR VELABIT
VLDR VELARRAY M1600
VLDR ULTRA PUCK
OUSTER OS1 128
OUSTER OS0 32

Sources: Publicly available investor presentations as of May 2021, S-1 filings, data sheets, BusinessWire and Venture Beat.

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TRADITIONAL VISION SOLUTIONS ALONE HAVE SEVERE LIMITATIONS Camera Shortcomings Lack of precision at range Poor object detection and recognition at range, dangerous optical illusions Localization: lack of mapping High-Resolution Radar Field of view: multiple sensors required Poor performance at night, dawn and dusk Poor performance in direct sunlight V E L O D Y N E L I D A R . C O M | 3 3

VELODYNE IS *THE* AT-SCALE MARKET LEADER Velodyne Lidar

We Have the Broadest Product Portfolio with Superior Software-Driven Performance (1)


Performance (Range x Resolution x Field of View)
Velodyne Lidar
Velabit
Puck
Velarray H1600
Velarray M1600
Ultra Puck
Alpha 64
Alpha Prime
HESAI
Pandar40M
Pandar40P
Pandar64
OUSTER
OS0
OS1
OS2
INNOVIZ TECHNOLOGIES
InnovizPro
InnovizOne
Valeo
Scala B3
Long-Range Surround View
Short-to-Mid Range Surround View
Solid State Directional

Source: Public company websites and product datasheets.
(1) Long-Range defined as 200m and above and Short-to-Mid Range defined as less than 200m. Chart reflects sensors for which stats are disclosed on company websites and product datasheets.

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LIDAR WAVELENGTHS COMPARISON V E L O D Y N E L I D A R . C O M | 3 5

PEDESTRIAN AUTOMATIC EMERGENCY BRAKING (PAEB)

Velodyne Lidar

Velodyne has developed lidar-centric PAEB, a critical ADAS function, for improving road safety and protecting vulnerable road users such as pedestrians and cyclists. Using Velodyne's lidar sensors, our PAEB solution can operate in both daytime and nighttime, urban and freeway, and inclement weather scenarios.


URBAN
FREEWAY
DAY / NIGHT
RAIN / SNOW

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LIDAR-BASED PAEB RESULTS

Velodyne Lidar

Lidar-based PAEB succeeded 100% of the time in multiple scenarios with different target sizes and orientations

Results for Lidar Based PAEB System						
Test #	Crossing adult @ 50% overlap	Crossing adult @ 25% overlap	Crossing child @ 50% overlap	Crossing child @ 25%, adult @ 75% 10 feet child	Crossing adult @ driver-side corner	Fallen adult @ 50% overlap
1	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped
2	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped
3	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped
4	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped
5	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped

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CAMERA & RADAR-BASED PAEB RESULTS

Velodyne Lidar

Camera+Radar Based PAEB System Failed Frequently in the Dark

Results for Camera+Radar Based PAEB System						
Test #	Crossing adult @ 50% overlap	Crossing adult @ 25% overlap	Crossing child @ 50% overlap	Crossing child @ 25%, adult @ 75% 10 feet child	Crossing adult @ driver-side corner	Fallen adult @ 50% overlap
1	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped	Collision	Collision	Collision
2	Vehicle Stopped	Vehicle Stopped	Collision	Vehicle Stopped	Collision	Collision
3	Vehicle Stopped	Collision	Vehicle Stopped	Collision	Collision	Collision
4	Collision	Vehicle Stopped	Collision	Collision	N/A	N/A
5	Vehicle Stopped	Vehicle Stopped	Vehicle Stopped	N/A	N/A	N/A

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TM VELLA PAEB DAYTIME https://youtu.be/N_QmPJhhmEo V E L O D Y N E L I D A R . C O M | 3 9

TM VELLA PAEB NIGHTTIME https://youtu.be/18O0PT1zMGU V E L O D Y N E L I D A R . C O M | 4 0

VELLA SYSTEM ON A CHIP (SoC) Vella is Our Core Perception Technology That Enables Many Use Cases V E L O D Y N E L I D A R . C O M | 4 1

INTELLIGENT INFRASTRUCTURE SOLUTION

Velodyne Lidar

We are transforming infrastructure to make communities smarter and safer today

Intelligent Infrastructure Solution (IIS) combines Velodyne's award-winning lidar sensors and Bluecity's powerful artificial intelligence (AI) software to monitor traffic networks and public spaces, generating real-time data analytics and predictions to improve traffic and crowd flow efficiency, advance sustainability and protect vulnerable road users.

IIS is sold as a bundle comprised of sensors compute and subscription software, with ongoing access to system analytics.

Reliable

Collect data in any lighting or weather conditions – 24/7, 360 days a year.

Multi modal

Detects all road users, including vehicles, pedestrians and bicyclists.

Cost Effective & Easy to Install

A single sensor needed for most intersections, mounted on a traffic pole, with no need for underground wire.

Privacy Protected

Lidar-based system cannot identify facial features, eliminating privacy concerns and preserving trust.

Advanced Safety Analytics

Predict, diagnose, and address road safety challenges.

Cloud-based Traffic Analytics

Powered by LTE/5G, Explorer delivers real-time access to your data.

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INTELLIGENT INFRASTRUCTURE SOLUTION https://youtu.be/n6OmiMzpdjo V E L O D Y N E L I D A R . C O M | 4 3